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                                                                     EXHIBIT 4.1

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 182
                  OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                                   ARTICLE 1
                                INTERPRETATION

Section 1.1  Definitions

     In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

     "Acquisition Agreement" means the acquisition agreement made as of the 19/th/ day of June, 2001 by and among Parent, Niwot Acquisition Corp., CallCo, ExchangeCo, the Company, Element K, the Principal Shareholders and Element K LLC, in its own capacity and, acting through its authorized representative Bruce Barnes, in its capacity as Shareholder Representative, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

     "Aggregate Amount" means US$94,000,000 minus (i) the Balance Sheet Adjustment Amount, and (ii) all Debentureholder Cash Payments.

     "Arrangement" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with
     Section 8.3 or Section 8.4 of the Acquisition Agreement or Article 5 hereof or made at the direction of the Court, and pursuant to which the Company will become an indirect wholly-owned subsidiary of Parent.

     "Arrangement Resolution" means the special resolution to be passed by the Securityholders, to be substantially in the form and content of Exhibit J annexed to the Acquisition Agreement.

     "Articles of Arrangement" means the articles of arrangement of the Company in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made.

     "Balance Sheet Adjustment Amount" means the amount, if any, by which the Companys total liabilities exceed an amount equal to the Companys total current assets as reflected on the Closing Date Balance Sheet plus US$1,000,000; provided, however, that (i) the principal amount of the Company Convertible Debenture, (ii) up to US$300,000 in reasonable and documented Estimated Third Party Expenses, and (iii) the principal amount of the Shareholder Convertible Debentures plus any accrued and unpaid interest thereon and any premium with respect thereto will not be considered liabilities
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     for purposes of calculating the Balance Sheet Adjustment Amount, if any;
     and provided, further, that if (x) the Closing shall not have occurred on or prior to July 25, 2001, and (y) as of July 25, 2001, the Specified Conditions (as defined in the Acquisition Agreement) shall have been satisfied as if the Closing had occurred as of such date, the Balance Sheet Adjustment Amount shall mean (A) if the Post-Interim Balance Sheet Adjustment Amount is greater than the Interim Balance Sheet Adjustment Amount, the sum of (i) the Interim Balance Sheet Adjustment Amount plus
     (ii) twenty percent (20%) of the amount by which the Post-Interim Balance Sheet Adjustment Amount exceeds the Interim Balance Sheet Adjustment Amount and (B) if the Post-Interim Balance Sheet Adjustment Amount is less than the Interim Balance Sheet Adjustment Amount, the Post-Interim Balance Sheet Adjustment Amount.

     "Business Day" means any day on which commercial banks are generally open for business in San Francisco, California and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in San Francisco, California or in Toronto, Ontario.

     "CallCo" means 3055855 Nova Scotia Company, a Nova Scotia unlimited liability company.

     "Cash Exchange Ratio" means an amount of cash equal to the quotient obtained by dividing (i) the Aggregate Amount by (ii) the Total Company Shares.

     "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 183(2) of the OBCA after the Articles of Arrangement have been filed.

     "Closing" means the closing of the Arrangement.

     "Closing Date" means the date upon which the Closing actually occurs.

     "Closing Date Balance Sheet" means the estimated balance sheet of the Company, which shall include all Estimated Third Party Expenses as liabilities of the Company, delivered to Parent at least three (3) Business Days prior to the Closing Date, which balance sheet has been prepared in accordance with GAAP (except that the Closing Date Balance Sheet may exclude footnotes and other presentation items that may be required by
     GAAP) applied on a basis consistent with the most recent balance sheet included in the Financials (as defined in the Acquisition Agreement) that fairly presents an estimate by the Company in good faith based on reasonable assumptions of the balance sheet of the Company as of the Closing Date. The Closing Date Balance Sheet shall include as a current asset an accrual for unbilled revenues due to Element K or its Affiliates as determined in accordance with GAAP applied on a basis consistent with the most recent balance sheet included in the Financials in an amount not to exceed US$1,000,000.

     "Company" means Isopia Inc., a corporation incorporated under the laws of Ontario.

     "Company Convertible Debenture" means those certain convertible debentures issued pursuant to the Debenture Purchase Agreement dated as of May 5, 2000 between the
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     Company and Element K Holdings, LLC in the aggregate principal amount of
     US$9,000,000, as of the date hereof (whose rights, or the rights of one of its affiliates in respect of (i) US$7,500,000 aggregate principal amount thereunder were assigned to Element K (Nova Scotia) Company on June 14, 2001, and (ii) US$1,500,000 aggregate principal amount thereunder were assigned to Element K Newco (Nova Scotia) Company on June 14, 2001) and in an aggregate principal amount not to exceed US$10,000,000 at any time, including all property or rights issued by the Company with respect to such Company Convertible Debenture.

     "Company Options" means all issued and outstanding options to purchase or otherwise acquire Company Shares (whether or not vested) held by any person under the Companys Stock Option Plan dated January 1, 2000 and the agreements relating thereto, and any other employee stock option plan or arrangement.

     "Company Securities" means, collectively, the Company Shares, the Company Convertible Debenture and the Shareholder Convertible Debentures, and does not include the Company Options.

     "Company Securityholders Meeting" means the special meeting of the Securityholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider, and if deemed appropriate to approve, the Arrangement.

     "Company Shares" means all of the issued and outstanding common shares of the Company beneficially owned or held of record and to be beneficially owned or held of record by the Shareholders as at the Effective Date, including all property or rights issued by the Company with respect to such shares, and, in the event the Company Reorganization is implemented "Company Shares" shall include the Preferred Shares and the New Common Shares.

     "Court" means the Ontario Superior Court of Justice.

     "Debentureholder Cash Payment" means, for each Debentureholder, the amount such Debentureholder is due under such Debentureholders Shareholder Convertible Debenture, including any accrued interest thereon and any premium payable with respect thereto.

     "Debentureholders" means holders of the Shareholder Convertible Debentures as set forth on Section 2.2(a) of the Disclosure Schedule to the Acquisition Agreement.

     "Director" means the Director appointed pursuant to section 278 of the OBCA.

     "Dissent Rights" has the meaning ascribed thereto in Section 3.1 hereof.

     "Dissenting Shareholder" means a holder of Company Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights.

     "Effective Date" means the date shown on the Certificate.
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     "Effective Time" means 12:01 a.m. (Toronto time) on the Effective Date.

     "EK Interest Amount" means the amount of interest payable to Element K at Closing in accordance with the terms of the Company Convertible Debenture.

     "Election Deadline" means 5:00 pm (Toronto time) on the date of the Company Securityholders Meeting.

     "Election Form" means the Election Form attached hereto as Exhibit C.
                                                                ---------

     "Element K" means, collectively, Element K (Nova Scotia) Company and Element K Newco (Nova Scotia) Company, both Nova Scotia unlimited liability companies.

     "Escrow Agent" means U.S. Bank Trust, National Association, or another financial institution chosen by Parent and reasonably acceptable to the Shareholder Representative.

     "Escrow Cash" means ten percent (10%) of the cash otherwise payable to Element K and Mark Stirling at the Closing (other than, in the case of Element K, the EK Interest Amount), together with any additional cash deposited with the Escrow Agent in respect thereof pursuant to the escrow arrangements set out in the Acquisition Agreement.

     "Escrow Shares" means a number of Exchangeable Shares equal to the quotient obtained by dividing (i) US$9,500,000 minus the amount of Escrow Cash by
     (ii) US$28.00, otherwise issuable to the Founders at the Closing together with any additional securities deposited with the Escrow Agent in respect thereof pursuant to the escrow arrangements set out in the Acquisition Agreement.

     "Estimated Third Party Expenses" means the amount of Third Party Expenses (as defined in the Acquisition Agreement) estimated by the Company in good faith and based on reasonable assumptions as of the Closing Date and, for purposes of the Interim Balance Sheet, as of July 25, 2001.

     "ExchangeCo" means 514713 N.B. Inc., a corporation incorporated under the laws of New Brunswick.

     "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal.

     "Founders" means Payman Hodaie, Omid Hodaie, Vafa Ashraf, Aditya Jha and Omid Afnan.

     "Founder Pro Rata Portion" means, with respect to each Founder, an amount equal to the quotient obtained by dividing (x) the number of Company Shares owned by such Founder immediately prior to the Closing by (y) the aggregate number of Company Shares owned by all Principal Shareholders immediately prior to Closing.
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     "Governmental Entity" means any (a) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) any subdivision or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

     "Indemnifying Securityholder" means the Principal Shareholders and Element
     K.

     "Interim Balance Sheet" means the estimated balance sheet of the Company, which shall include all Estimated Third Party Expenses as liabilities, delivered to Parent not later than July 23, 2001, which balance sheet has been prepared in accordance with GAAP (except that the Interim Balance Sheet may exclude footnotes and other presentation items that may be required by GAAP) applied on a basis consistent with the most recent balance sheet included in the Financials (as defined in the Acquisition Agreement) that fairly presents an estimate by the Company in good faith based on reasonable assumptions of the balance sheet of the Company as of the July 25, 2001. The Interim Balance Sheet shall include as a current asset an accrual for unbilled revenues due to Element K or its Affiliates as determined in accordance with GAAP applied on a basis consistent with the most recent balance sheet included in the Financials in an amount not to exceed US$1,000,000.

     "Interim Balance Sheet Adjustment Amount" means the amount, if any, by which the Company's total liabilities exceed an amount equal to the Company's total current assets as reflected on the Interim Balance Sheet plus US$1,000,000; provided, however, that (i) the principal amount of the Company Convertible Debenture, (ii) up to US$300,000 in reasonable and documented Estimated Third Party Expenses (treating all Third Party Expenses as if they were accrued as liabilities of the Company as of July 25, 2001), and (iii) the principal amount of the Shareholder Convertible Debentures plus any accrued and unpaid interest thereon and any premium with respect thereto will not be considered liabilities for purposes of calculating the Interim Balance Sheet Adjustment Amount, if any.

     "Interim Order" means the interim order of the Court providing advice and directions to the Company with respect to the calling and holding of the Company Shareholders Meeting, as the same may be amended, in respect of the Arrangement, as contemplated by Section 1.4 of the Acquisition Agreement.

     "ITA" means the Income Tax Act (Canada), as amended.

     "OBCA" means the Business Corporations Act (Ontario), as amended.

     "Option Exchange Ratio" means the sum obtained by adding (A) seventy-five percent (75%) of the quotient obtained by dividing the Aggregate Amount by the Total Company Shares and dividing such amount by US$28.00 plus (B) twenty-five percent (25%) of the quotient obtained by dividing the Aggregate Amount by the Total Company Shares and dividing such amount by the Trading Price.
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     "Parent" means Sun Microsystems, Inc., a Delaware corporation.

     "Parent Common Stock" means shares of the common stock, par value US$0.00067 per share, of Parent.

     "Parent Option" means any option to purchase shares of Parent Common Stock issued pursuant to the terms of the Acquisition Agreement in connection with the assumption of a Company Option.

     "Parent Parties" means Parent, Niwot Acquisition Corp., ExchangeCo and CallCo.

     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

     "Plan" means the Companys Stock Option Plan dated January 1, 2000.

     "Post-Interim Balance Sheet Adjustment Amount" means the amount, if any, by which the Company's total liabilities exceed an amount equal to the Company's total current assets as reflected on the Closing Date Balance Sheet plus US$1,000,000; provided, however, that (i) the principal amount of the Company Convertible Debenture, (ii) up to US$300,000 in reasonable and documented Estimated Third Party Expenses (treating all Third Party Expenses as if they were accrued as liabilities of the Company as of July 25, 2001), and (iii) the principal amount of the Shareholder Convertible Debentures plus any accrued and unpaid interest thereon and any premium with respect thereto will not be considered liabilities for purposes of calculating the Post-Interim Balance Sheet Adjustment Amount, if any.

     "Principal Shareholders" means the Founders and Mark Stirling.

     "Securityholder" means any holder of Company Securities or Company Options.

     "Share Exchange Ratio" means the number of Exchangeable Shares equal to the quotient obtained by dividing (i) the quotient obtained by dividing the Aggregate Amount by U.S.$28.00 by (ii) the Total Company Shares.

     "Shareholder Convertible Debentures" means the convertible debentures issued to the Debentureholders, in the aggregate principal amounts listed on Section 2.2(a) of the Disclosure Schedule to the Acquisition Agreement, including all property or rights issued by the Company with respect to such Shareholder Convertible Debentures.

     "Total Company Shares" means the aggregate number of Company Shares, including any Company Options (whether vested or unvested), the Company Convertible Debenture and any other rights convertible into, or exercisable or exchangeable for, Company Shares on an as-converted, exercised or exchanged basis, plus the Equivalent Scheduled Option Shares (as defined in the Acquisition Agreement) but excluding the
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     Shareholder Convertible Debentures, issued and outstanding immediately prior to the Closing.

     "Trading Price" means the average closing sale price of one share of Parent Common Stock as reported on The Nasdaq National Market for the ten (10) consecutive trading days ending three (3) business days prior to the Closing Date.

Section 1.2  Sections and Headings

     The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

Section 1.3  Number and Gender

     In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

Section 1.4  Governing Law

     This Plan of Arrangement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of laws.

                                   ARTICLE 2
                                  ARRANGEMENT

Section 2.1  Binding Effect

     This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) the Company, (ii) the Parent Parties, and (iii) the Securityholders.

Section 2.2  Arrangement

     Commencing at the Effective Time, the following will occur and will be deemed to occur in the following order without any further act or formality:

     (a) if required by the Parent Parties by written notice delivered to the Company prior to the Effective Time, the following reorganization of the authorized, issued and outstanding share capital of the Company shall be implemented (the "Company Reorganization"):

          (i) an unlimited number of fixed value preferred shares in the share capital of the Company will be created ("Preferred Shares"), having the rights, privileges and restrictions set out in
               Schedule 1 hereto, each such Preferred Share having a redemption value equal to the product of the Trading Price multiplied by the Share Exchange Ratio;
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                                      -8-

          (ii) an unlimited number of a new class of common shares in the share capital of the Company will be created ("New Common Shares"), having the rights, privileges and restrictions set out in
                Schedule 1 hereto;

          (iii) each Company Share will be converted into the aggregate of (i) three-quarters (3/4) of a Preferred Share and (ii) one-quarter (1/4) of a New Common Share;

          (iv) the Company Shares, as a class of shares in the share capital of the Company and any Company Shares that were issued and outstanding prior to the implementation of steps (ii) and (iii) above will be eliminated and canceled; and

          (v) the Company will amend and modify its securities register accordingly to reflect the Company Reorganization;

     (b) each Company Share in respect of which the consideration payable to the holder thereof is in cash (in accordance with Section 2.3 below) will be transferred by the holder thereof, without any further act or formality on the part of such holder, to CallCo and the name of each such holder will be removed from the Companys register of holders of Company Shares and CallCo will be recorded as the holder of such Company Shares so exchanged and will be deemed to be the legal and beneficial holder thereof;

     (c) each Company Share in respect of which the consideration payable to the holder thereof is in Exchangeable Shares (in accordance with Section 2.3 below) will be transferred by the holder thereof, without any further act or formality on the part of such holder, to ExchangeCo and the name of each such holder will be removed from the Companys register of holders of Company Shares and added to the register of holders of Exchangeable Shares, and ExchangeCo will be recorded as the holder of such Company Shares so exchanged and will be deemed to be the legal and beneficial holder thereof;

     (d) the Company Convertible Debenture will be transferred by the holder thereof to CallCo for the consideration set out in Section 2.4(1) below, without any further act or formality on the part of such holder, and the name of such holder will be removed from the Companys register of holders of Company Convertible Debentures and CallCo will be recorded as the holder of the Company Convertible Debenture and will be deemed to be the legal and beneficial holder thereof;

     (e) each Shareholder Convertible Debenture will be transferred by the holder thereof to CallCo for the consideration set out in Section 2.4(2) below, without any further act or formality on the part of such holder, and the name of each such holder will be removed from the Companys register of holders of the Shareholder Convertible Debentures and CallCo will be recorded as the holder of such Shareholder Convertible Debentures and will be deemed to be the legal and beneficial holder thereof;
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     (f)  subject to applicable securities laws and regulatory requirements, each Company Option that is outstanding and unexercised at or immediately prior to the Effective Time will be assumed by Parent in accordance with Section 2.7 hereof;

     (g) immediately after the transfer of the Company Convertible Debenture by Element K to CallCo, without any further act or formality on the part of CallCo, the Company Convertible Debenture will be converted into 7,394,574 Company Shares, or if the Company Reorganization is implemented, 7,394,574 New Common Shares in the capital of the Company; and

     (h) coincident with the transactions set out above in this Section 2.2, Parent, CallCo, ExchangeCo and the Shareholder Representative will execute the Exchange and Support Agreement (the "Exchange and Support Agreement") in substantially the form attached to the Acquisition Agreement as Exhibit E, with such changes as the parties thereto may
                       ---------
          agree in writing.

Section 2.3  Consideration Payable to Shareholders

     Subject to Section 2.5, Section 2.6, Section 4.2 and Section 4.4, each holder of Company Shares shall have the right to elect one of the following options:

(1)  a holder of Company Shares may elect to:

     (a) (i) exchange with CallCo twenty five percent (25%) of the Company Shares held by such Shareholder at the Effective Time in consideration for an amount of cash per Company Share so exchanged equal to the Cash Exchange Ratio; and (ii) exchange with ExchangeCo the remaining seventy-five percent (75%) of the Company Shares held by such Shareholder at the Effective Time in consideration for a number of Exchangeable Shares, in which case ExchangeCo will issue to such Shareholder for each Company Share so exchanged a number of Exchangeable Shares equal to the Share Exchange Ratio; or

     (b) if the Company Reorganization is implemented, (i) exchange with CallCo all of the New Common Shares held by such Shareholder at the Effective Time in consideration for an amount of cash for each New Common Share so exchanged equal to the Cash Exchange Ratio; and (ii) exchange with ExchangeCo all of the Preferred Shares held by such Shareholder at the Effective Time in consideration for a number of Exchangeable Shares, in which case ExchangeCo will issue to such Shareholder for each Preferred Share so exchanged a number of Exchangeable Shares equal to Share Exchange Ratio (collectively, the "Share/Cash Election" and each Shareholder making the Share/Cash Election being referred to as an "Exchanging Shareholder"); or

(2)  a holder of Company Shares may elect to:

     (a) sell to CallCo all of the Company Shares held by such Shareholder at the Effective Time in consideration for an amount of cash for each Company Share so sold equal to the Cash Exchange Ratio; or
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                                      -10-

     (b) if the Company Reorganization is implemented, sell to CallCo all of the Preferred Shares and New Common Shares held by such Shareholder at the Effective Time in consideration for an aggregate amount of cash equal to the number of Preferred Shares and New Common Shares so sold multiplied by the Cash Exchange Ratio (collectively, the "Cash Election" and each Shareholder making, or being deemed to have made, the Cash Election being referred to as a "Tendering Shareholder").

Each Shareholder may exercise either the Cash Election or the Share/Cash Election at any time following the date of the Acquisition Agreement until the Election Deadline by executing and delivering to Parent an election in the form set out in Exhibit C to the Acquisition Agreement. Any Shareholder who has not
           ---------
made such an election prior to the Election Deadline shall be deemed to have exercised the Cash Election.

Section 2.4  Consideration Payable to Element K and the Debentureholders

(1) Subject to Section 2.5 and Section 4.4, as consideration for the Company Convertible Debenture transferred to CallCo pursuant to the Arrangement, Element K will receive (i) an amount of cash equal to the EK Interest Amount plus (ii) an amount of cash equal to the Cash Exchange Ratio multiplied by the total number of Company Shares issuable upon conversion of the Company Convertible Debenture immediately prior to the Closing.

(2) Subject to Section 2.5, Section 2.6 and Section 4.4, as consideration for the Shareholder Convertible Debentures transferred to CallCo pursuant to the Arrangement, each Debentureholder will be paid such Debentureholders Debentureholder Cash Payment.

Section 2.5  Contribution to Escrow

     Parent shall cause to be distributed to the Escrow Agent an amount of cash representing the Escrow Cash and a certificate or certificates representing the Escrow Shares which shall be registered in the name of the Escrow Agent as nominee for each Indemnifying Securityholder. The Escrow Shares and Escrow Cash shall be held in escrow and shall be available to compensate Parent for certain damages as provided in Article VII of the Acquisition Agreement. The Escrow Shares shall be withheld from the Exchangeable Shares otherwise issuable to each Founder pursuant to Section 2.3(1) hereof in an amount equal to each such Founder's Founder Pro Rata Portion of the Escrow Shares. The Escrow Shares so withheld from the Exchangeable Shares otherwise payable to each Founder shall be comprised solely of "Vested Shares" (as defined in the repurchase agreement entered into by each such Founder pursuant to the terms of the Acquisition Agreement). The Escrow Cash shall be withheld from the cash otherwise payable to Element K pursuant to Section 2.4 hereof in an amount equal to ten percent (10%) of the cash otherwise payable to Element K at the Closing (other than the EK Interest Amount), and from the cash otherwise payable to Mark Stirling pursuant to Section 2.3(2) hereof in an amount equal to ten percent (10%) of the cash otherwise payable to Mark Stirling at the Closing. To the extent not used for such purposes, such Escrow Shares and Escrow Cash shall be released as provided in Article VII of the Acquisition Agreement.
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Section 2.6  Shareholder Loans

     In the event that any Shareholder has outstanding loans from the Company as of the Closing,

     (a) the number of Exchangeable Shares payable to an Exchanging Shareholder will be reduced by such number of Exchangeable Shares equal to the outstanding principal plus accrued interest of such Shareholders loans as of the Closing Date divided by the Trading Price, and if required, by an amount of cash payable to such Exchanging Shareholder equal to the remaining outstanding principal plus accrued interest of such Exchanging Shareholders loans as of the Closing Date; and

     (b) the amount of cash payable to a Tendering Shareholder will be reduced by an amount equal to the outstanding principal plus accrued interest of such Tendering Shareholders loans as of the Closing Date.

Section 2.7  Assumption of Company Options

     Effective upon Closing, each Company Option will be exchanged and converted by Parent into a Parent Option. Each Company Option so exchanged and converted by Parent pursuant to this Section 2.7 will continue to have, and be subject to, the same terms and conditions (subject to any waivers of acceleration of vesting, including vesting terms) set forth in the Plan, and the option agreements relating thereto, as in effect immediately prior to the Closing, except that (i) such assumed Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of Company Shares that were issuable upon exercise of such Company Option immediately prior to the Closing multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient obtained by dividing the exercise price per share of Company Shares at which such assumed Company Option was exercisable immediately prior to the Closing Date by the Option Exchange Ratio, rounded up to the nearest whole cent. No Company Option will be exercisable until the registration statement on Form S-8 described in the Acquisition Agreement is effective.

                                   ARTICLE 3
                               RIGHTS OF DISSENT

Section 3.1  Rights of Dissent

     Holders of Company Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this Section 3.1 (the "Dissent Rights") in connection with the Arrangement; provided that, notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by the Company not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Company Shareholders Meeting. Holders of Company Shares who duly exercise such rights of dissent and who:
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                                      -12-

     (a) are ultimately determined to be entitled to be paid fair value for their Company Shares will be deemed to have transferred such Company Shares to the Company immediately prior to the Effective Time and such Company Shares will be cancelled as of the Effective Time; or

     (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Company Shares shall be deemed to have exercised the Cash Election and shall receive the cash consideration provided for in Section 2.3(2);

but in no case shall the Parent Parties, the Company or any other Person be required to recognize Dissenting Shareholders as holders of Company Shares after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from the registers of holders of Company Shares at the Effective Time.

                                   ARTICLE 4
                  CERTIFICATES, CHEQUES AND FRACTIONAL SHARES

Section 4.1  Rights to payment and share certificates

     Subject to Section 2.5 , Section 2.6 and Section 4.4, on the Effective
Date:

     (a) if a Securityholder has delivered to the Company a duly completed Election Form, and has delivered for transfer at Closing, as applicable, the certificates representing the Company Shares, the Company Convertible Debenture or the Shareholder Convertible Debenture held by such Securityholder, together with all other documents and instruments required pursuant to the terms of the Acquisition Agreement and the Arrangement, the Parent Parties will deliver to such Securityholder at Closing, as applicable, either:

          (i) a certificate representing the number of Exchangeable Shares required to be delivered to such Securityholder pursuant to the provisions hereof, and a cheque representing the cash consideration payable to such Securityholder pursuant to the provisions hereof (in the case of the Principal Shareholders, less the Escrowed Shares required to be escrowed by such Principal Shareholder); or

          (ii) a cheque representing the cash consideration payable to such Securityholder pursuant to the provisions hereof (in the case of the holders of the Company Convertible Debenture, less the Escrowed Cash required to be escrowed by such Securityholder);

     and the certificates representing the Company Shares so surrendered shall be cancelled; and

     (b) if a Securityholder has not delivered a duly completed Election Form and has not delivered for transfer at Closing, as applicable, the certificates representing the Company Shares, the Company Convertible Debenture or the Shareholder Convertible Debenture held by such Securityholder, and has not exercised his or her Dissent Rights in accordance with Article 3 hereof, CallCo will hold, at the principal office of the Company in Toronto, Ontario, a cheque representing the cash consideration payable to such Securityholder pursuant to the provisions hereof, and the Company Shares of such Securityholder shall nonetheless be cancelled.

Section 4.2  No Fractional Shares

     No fraction of an Exchangeable Share will be issued, but in lieu thereof, any fractional share (after aggregating all fractional Exchangeable Shares to be received by each Shareholder) will be rounded to the nearest whole Exchangeable Share (with 0.5 being rounded up); provided, however, that this Section 4.2 shall not apply to any Parent Option granted pursuant to the terms of this Agreement.

Section 4.3  Lost, Stolen or Destroyed Certificates

     In the event any certificates evidencing any of the Company Shares shall have been lost, stolen or destroyed, ExchangeCo or CallCo, as the case may be, will pay in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such consideration, if any, as may be required pursuant to Section 2.3 hereof; provided, however, that ExchangeCo or CallCo, as the case may be, may, in its discretion and as a condition precedent to the payment of the said consideration, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may direct against any claim that may be made against ExchangeCo or CallCo, as the case may be, with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 4.4  Withholding Rights

     Any amounts payable to any Securityholder pursuant to Article 2 hereof will be subject to, and reduced by, all amounts required to be withheld under any applicable state, provincial, federal and foreign taxation laws in connection with the acquisition of Company Securities and the exchange of Company Options upon the exercise of Company Options or upon payment of a bonus in the form of Company Shares, if any, to such Securityholder will be subject to, and reduced by, all such amounts required to be withheld in connection with such payment. Without limiting the generality of the foregoing, the following withholding obligations will apply:

     (a)

          (i) each Debentureholder that is not a resident of Canada for purposes of the ITA (a "Non-Resident Debentureholder") will provide to CallCo either a certificate issued pursuant to Section 116 of the ITA in connection with the transfer by the Non-Resident Debentureholder of the Shareholder Convertible Debenture pursuant to Section 2.2(e) hereof or written confirmation from the CCRA that no such certificate is required at law in connection with the acquisition by CallCo of the Shareholder Convertible Debentures pursuant to this Agreement:

          (ii) if such a certificate issued by the Minister of National Revenue pursuant to Section 116(2) of the ITA is delivered by the Non-Resident

                 Debentureholder to CallCo at or prior to Closing and such certificate fixes a certificate limit (as defined in Section 116(2) of the ITA) that is not less than the amount of the Debentureholder Cash Payment, the whole in form and substance satisfactory to CallCo, CallCo will remit forthwith to the Non-Resident Debentureholder the Debentureholder Cash Payment;

          (iii) if such a certificate issued by the Minister of National Revenue pursuant to Section 116(2) of the ITA is delivered by the Non-Resident Debentureholder to CallCo at or prior to Closing and such certificate fixes a certificate limit that is less than the amount of the Debentureholder Cash Payment, CallCo shall be entitled to withhold twenty-five percent (25%) of the amount, if any, by which such Debentureholder Cash Payment exceeds the certificate limit;

          (iv) if a certificate is not so delivered at or prior to Closing, CallCo shall be entitled to withhold twenty-five percent (25%) of the Debentureholder Cash Payment;

          (v) where CallCo has withheld any amount pursuant to Section 4.4(a)(iii) or Section 4.4(a)(iv) hereinabove and the Non-Resident Debentureholder has not complied with the conditions of Section 4.4(a)(vii) below by the Business Day which is the day before the date on which CallCo is required to remit the amount withheld hereunder to the Receiver General of Canada (in this Section, referred to as the "Remittance Date"), subject to
                 Section 4.4(a)(vi), the amount withheld will be paid by CallCo on the Remittance Date to the Receiver General of Canada on account of the Non-Resident Debentureholders liability for tax pursuant to Section 116 of the ITA and shall also be credited to CallCo as a payment to the Debentureholder on account of the Debentureholder Cash Payment attributable to such Non-Resident Debentureholder for the purchase of the Shareholder Convertible Debenture. Interest, if any, earned on such amount withheld, as well as the balance of any amount withheld which is not required to be remitted to the Receiver General of Canada, shall be paid forthwith to the Non-Resident Debentureholder;

          (vi) where CallCo has withheld an amount pursuant to Section 4.4(a)(iii) or Section 4.4(a)(iv) and if the Non-Resident Debentureholder delivers to CallCo after the Closing, but prior to the Remittance Date, a certificate issued by the Minister of National Revenue under Section 116(2) of the ITA and such certificate fixes a certificate limit which is less than the amount of the Debentureholder Cash Payment, CallCo shall pay forthwith to the Non-Resident Debentureholder upon delivery to CallCo of such certificate such portion of the amount withheld hereunder equal to the amount of the excess, if any, of:

                 (A) the amount of the Debentureholder Cash Payment that CallCo has withheld pursuant to Section 4.4(a)(iii) or Section 4.4(a)(iv)
                     hereinabove, together with interest, if any, that may have been earned on such amounts withheld, over

                 (B) the amount equal to twenty-five percent (25%) of (A-B), where A is the amount of the Debentureholder Cash Payment and B is the amount of such certificate limit;

          (vii) If the Non-Resident Debentureholder delivers to CallCo after the Closing, but prior to the Remittance Date, either a certificate issued by the Minister of National Revenue under
                 Section 116(2) of the ITA with a certificate limit which is no less than the amount of the Debentureholder Cash Payment or a certificate issued by the Minister of National Revenue under
                 Section 116(4) of the ITA, CallCo shall pay forthwith to the Non-Resident Debentureholder upon delivery to CallCo of such certificate any amount that CallCo has withheld pursuant to
                 Section 4.4(a)(iii) or Section 4.4(a)(iv) hereinabove, as well as interest, if any, earned on such amounts withheld;

     (b)

          (i) Each Shareholder that is not a resident of Canada for purposes of the ITA (a "Non-Resident Vendor") will provide to CallCo a certificate issued pursuant to Section 116 of the ITA in connection with the transfer by such Non-Resident Vendor of Company Shares to CallCo pursuant to Section 2.2(b) hereof:

          (ii) if such a certificate issued by the Minister of National Revenue pursuant to Section 116(2) of the ITA is delivered by the Non-Resident Vendor to CallCo at or prior to Closing and such certificate fixes a certificate limit that is not less than the aggregate amount of the cash consideration payable by CallCo to the Non-Resident Vendor pursuant to Section 2.3 hereof (such amount is referred to herein as the "CallCo Proceeds"), the whole in form and substance satisfactory to CallCo, CallCo will remit the CallCo Proceeds forthwith to the Non-Resident Vendor;

          (iii) If such certificate issued by the Minister of National Revenue pursuant to Section 116(2) of the ITA is delivered by the Non-Resident Vendor to CallCo at or prior to Closing and such certificate fixes a certificate limit that is less than the amount of the CallCo Proceeds, CallCo will be entitled to withhold twenty-five percent (25%) of the amount, if any, by which the CallCo Proceeds exceed the certificate limit;

          (iv) if a certificate is not so delivered at or prior to Closing, CallCo will be entitled to withhold twenty-five percent (25%) of the CallCo Proceeds;

          (v) where CallCo has withheld any amount pursuant to Section 4.4(b)(iii) or Section 4.4(b)(iv) hereinabove and the Non-Resident has not complied with the conditions of Section 4.4(b)(vii) below by the Business Day which is the Remittance Date, subject to Section 4.4(b)(vi) such portion of the amount withheld equal to the equivalent, in Canadian dollars (as computed on the Closing Date), of twenty-five percent (25%) of the CallCo Proceeds where such amounts were withheld hereunder pursuant to Section 4.4(b)(iv)or twenty-five percent (25%) of the difference between the cost to CallCo of those Company Shares and the certificate limit where such amounts were withheld hereunder pursuant to Section 4.4(b)(iii) hereof, will be remitted by CallCo on the Remittance Date to the Receiver General of Canada on account of the Non-Resident Vendors liability for tax pursuant to Section 116 of the ITA and shall also be credited to CallCo as a payment to the Vendor on account of the CallCo Proceeds payable to such Non-Resident Vendor pursuant to Section 2.3 hereof for the purchase of the Company Shares. Interest, if any, earned on such amount withheld, as well as the balance of any amount withheld which is not required to be remitted to the Receiver General of Canada, shall be paid forthwith to the Non-Resident Vendor;

          (vi) if the Non-Resident Vendor delivers to CallCo after the Closing, but prior to the Remittance Date, a certificate issued by the Minister of National Revenue under Section 116(2) of the ITA and such certificate fixes a certificate limit which is less than the amount of the CallCo Proceeds, CallCo shall pay forthwith to the Non-Resident Vendor upon delivery to CallCo of such certificate such portion of the CallCo Proceeds withheld hereunder equal to the amount of the excess , if any, of:

                 (A) the amount of the CallCo Proceeds that CallCo has withheld pursuant to Section 4.4(b)(iii) or Section 4.4(b)(iv) hereinabove, together with interest, if any, that may have been earned on such amounts withheld, over

                 (B) the amount equal to twenty-five percent (25%) of (A-B), where A is the amount of the CallCo Proceeds and B is the amount of such certificate limit;

          (vii) where an amount has been withheld by CallCo pursuant to Section 4.4(b)(iii) or Section 4.4(b)(iv) and the Non-Resident Vendor delivers to CallCo after the Closing, but prior to the Remittance Date, either a certificate issued by the Minister of National Revenue under Section 116(2) of the ITA with a certificate limit which is not less than the amount of the CallCo Proceeds or a certificate issued by the Minister of National Revenue under Section 116(4) of the ITA, CallCo shall pay forthwith to the Non-Resident Vendor upon delivery to CallCo of such certificate any amount that CallCo has withheld pursuant to Section 4.4(b)(iii) or Section 4.4(b)(iv) or
                 Section 4.4(b)(vi) hereinabove, as well as interest, if any, earned on such amounts withheld.

     (c)

          (i) each Non-Resident Vendor who has elected for the Share/Cash Election will provide to ExchangeCo on or before Closing a certificate issued pursuant to Section 116 of the ITA in connection with the transfer by the Non-Resident Vendor of Company Shares to ExchangeCo pursuant to Section 2.2(c) hereof:

          (ii) if such certificate issued by the Minister of National Revenue pursuant to Section 116(2) of the ITA is delivered by the Non-Resident Vendor to ExchangeCo at or prior to Closing and such certificate fixes a certificate limit that is not less than the amount determined by multiplying the number of Exchangeable Shares receivable by the Non-Resident Vendor from ExchangeCo pursuant to Section 2.3 hereof by the greater of (A) US$28.00 and (B) the price at which the Parent Common Stock last traded on the Business Day immediately before Closing (the "ExchangeCo Proceeds"), the whole in form and substance satisfactory to ExchangeCo, ExchangeCo will issue forthwith to the Non-Resident Vendor the Exchangeable Shares to which such Non-Resident Vendor is entitled to pursuant to Section 2.3 hereof;

          (iii) if such a certificate issued by the Minister of National Revenue pursuant to Section 116(2) of the ITA is delivered by the Non-Resident Vendor to ExchangeCo at or prior to Closing and such certificate fixes a certificate limit that is less than the amount of the ExchangeCo Proceeds, ExchangeCo will be entitled to withhold from the consideration payable such number of Exchangeable Shares, the aggregate fair market value of which is equal to thirty (30%) of the amount, if any, by which the ExchangeCo Proceeds exceed the certificate limit;

          (iv) if a certificate is not so delivered at or prior to Closing, ExchangeCo will be entitled to withhold from the consideration payable such number of Exchangeable Shares, the aggregate fair market value of which is equal to thirty percent (30%) of the ExchangeCo Proceeds;

          (v) where ExchangeCo has withheld any amount pursuant to Section 4.4(c)(iii) or Section 4.4(c)(iv) hereinabove and the Non-Resident has not complied with the conditions of Section 4.4(c)(viii) below by the Business Day which is the Remittance Date, which ExchangeCo is required to remit an amount withheld hereunder to the Receiver General, subject to Section 4.4(c)(vi), such portion of the amount withheld equal to the equivalent, in Canadian dollars (as computed on the Closing
                 Date), of twenty-five percent (25%) of the ExchangeCo Proceeds where amounts were withheld hereunder pursuant to Section 4.4(c)(iv) or twenty-five percent (25%) of the difference between the cost to ExchangeCo Proceeds and the certificate limit where such amounts were withheld hereunder pursuant to
                 Section 4.4(c)(iii), will be remitted by ExchangeCo on the Remittance Date to the Receiver General of Canada on account of the Non-Resident Vendors liability for tax pursuant to Section 116 of the ITA and shall also be credited to ExchangeCo as a payment to the Non-Resident Vendor on account of the ExchangeCo Proceeds payable to such Non-Resident Vendor pursuant to Section 2.3 hereof for the purchase of the Company Shares. Interest, if any, earned on such amount withheld, as well as the balance of any amount withheld which is not required to be remitted to the Receiver General of Canada, shall be paid forthwith to the Non-Resident Vendor;

          (vi) if the Non-Resident Vendor delivers to ExchangeCo after the Closing, but prior to the Remittance Date, a certificate issued by the Minister of National Revenue under Section 116(2) of the ITA and such certificate fixes a certificate limit which is less than the amount of the ExchangeCo Proceeds, ExchangeCo shall pay forthwith to the Non-Resident Vendor upon delivery to ExchangeCo of such certificate such portion of the ExchangeCo Proceeds withheld hereunder equal to the amount of the excess , if any, of:

                 (A) the value of the ExchangeCo Proceeds that ExchangeCo has withheld pursuant to Section 4.4(c)(iii) or Section 4.4(c)(iv) hereinabove, over

                 (B) the amount equal to thirty percent (30%) of (A-B), where A is the amount of the ExchangeCo Proceeds and B is the amount of such certificate limit;

          (vii) if the Non-Resident Vendor delivers to ExchangeCo after the Closing, but prior to the Remittance Date, either a certificate issued by the Minister of National Revenue under Section 116(2) of the ITA with a certificate limit which is not less than the amount of the ExchangeCo Proceeds or a certificate issued by the Minister of National Revenue under Section 116(4) of the ITA, ExchangeCo shall pay forthwith to the Non-Resident Vendor upon delivery to ExchangeCo of such certificate any amount that ExchangeCo has withheld pursuant to Section 4.4(c)(iii) or
                 Section 4.4(c)(iv) or Section 4.4(c)(vi) hereinabove, as well as interest, if any, earned on such amounts withheld;

          (viii) ExchangeCo will be entitled to use any such portion of the ExchangeCo Proceeds withheld hereunder as is necessary in order for ExchangeCo to generate sufficient funds to fulfill its remittance obligations towards the Receiver General of Canada and any amounts so remitted by ExchangeCo to the Receiver General of Canada will be paid on account of the Non-Resident Vendors liability for tax pursuant to Section 116 of the ITA. Any amounts to be paid to the Receiver General of Canada pursuant to Section 4.4(c) hereof will be satisfied by cash and ExchangeCo may (except to the extent that the Non-Resident otherwise funds the amounts required to be paid by ExchangeCo to the Receiver General of Canada in a manner that is satisfactory to ExchangeCo acting reasonably) generate the required amount of cash by exchanging such number of Exchangeable Shares withheld pursuant to Section 4.4(c) hereof into Parent Common Stock and then selling such Parent Common Stock on behalf of the Non-Resident Vendor, as will generate net proceeds in an amount sufficient to satisfy the full amount to be paid to the Receiver General of Canada.

                                   ARTICLE 5
                                  AMENDMENTS

Section 5.1  Amendments to Plan of Arrangement

(1) The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Parent, (iii) filed with the Court and, if made following the Company Shareholders Meeting, approved by the Court and (iv) communicated to the Securityholders, if and as required by the Court.

(2) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to the Company Shareholders Meeting (provided that Parent shall have consented thereto in writing) with or without any other prior notice or communication, and, if so proposed and accepted by the Persons voting at the Company Shareholders Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(3) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Company Shareholders Meeting shall be effective only if (i) it is consented to in writing by each of the Company and Parent, and (ii) if required by the Court, it is consented to by the Securityholders voting in the manner directed by the Court.

(4) Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Parent, provided that it concerns a matter which, in the reasonable opinion of Parent, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the interests of any former Securityholder.

                                   ARTICLE 6
                              FURTHER ASSURANCES

Section 6.1  Further Assurances

     Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Acquisition Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

                                  Schedule 1
                  Share Conditions -- Company Reorganization

I. The New Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

     (a) Each New Common Share shall entitle the holder thereof to ten (10) votes at all meetings of the shareholders of the Corporation, except at a meeting of holders of a particular class of shares other than the New Common Shares who are entitled to vote separately as a class at such meeting.

     (b) The holders of the New Common Shares shall be entitled to receive during each year, as and when declared by the board of directors, dividends payable in money, property or by the issue of fully paid shares of the capital of the Corporation, subject to the rights,privileges, restrictions and conditions attaching to any other class of shares of the Corporation ranking in priority to or rateably with the New Common Shares.

     (c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the New Common Shares shall be entitled to receive the remaining property of the Corporation, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the property or assets of the Corporation upon such a liquidation, dissolution, winding-up or other distribution in priority to or rateably with holders of the New Common Shares.

II. The Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

     (a) Subject to the provisions of the Business Corporations Act (Ontario) or as otherwise expressly provided herein, the holders of the Preferred Shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

     (b) The holders of the Preferred Shares shall be entitled to receive, as and when declared by the board of directors in their absolute discretion, but always in preference and priority to any payment of dividends on the New Common Shares or any other shares ranking junior to the Preferred Shares, non-cumulative [monthly] dividends at a fixed rate of five percent (5%) per annum calculated on the Preferred Redemption Price (as hereinafter defined in paragraph II. (h)) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the Preferred Shares shall not be entitled to any dividend in excess of the dividend hereinabove provided for.

     (c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the

          Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall be entitled to receive for each Preferred Share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the New Common Shares and/or any other shares ranking junior to the Preferred Shares as to such entitlement, an amount equal to the Preferred Redemption Price plus all declared and unpaid dividends thereon, if any, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

     (d) The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding Preferred Shares on payment of the Preferred Redemption Price for each Preferred Share to be redeemed, plus all declared and unpaid dividends thereon, if any (for purposes of paragraphs II. (e), (f) and (g), the "Redemption Price").

     (e) Before redeeming any Preferred Shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of Preferred Shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder. Such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption. Such notice shall set out the Redemption Price, the date on which the redemption is to take place and, if part only of the Preferred Shares held by the person to whom it is addressed is to be redeemed, the number thereof to be so redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid the Redemption Price to the registered holders of the Preferred Shares to be redeemed, the whole on presentation and surrender of the certificates for the Preferred Shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such Preferred Shares shall thereupon be cancelled, and the Preferred Shares represented thereby shall thereupon be redeemed. From and after the date specified for redemption in such notice, the holders of the Preferred Shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the Redemption Price, unless payment of the Redemption Price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected. On or before the date specified for redemption, the Corporation shall have the right to deposit the Redemption Price of the Preferred Shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be remitted, without interest, to or to the order of the respective holders of such Preferred Shares called for redemption, the whole upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the Preferred Shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the Redemption Price applicable to their respective Preferred Shares, the whole against presentation and surrender of the certificates representing such Preferred Shares. If less than all of the Preferred Shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the Preferred Shares unanimously agree to the adoption of another method of selection of the Preferred Shares to be redeemed. If less than all of the Preferred Shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

     (f) [At any time after ., 2006,] a holder of Preferred Shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the Preferred Shares registered in the name of such holder by tendering to the Corporation, at its registered office, the share certificate(s) representing the Preferred Shares which the registered holder desires to have the Corporation redeem, which share certificate(s) shall be accompanied by a request in writing specifying (i) the number of Preferred Shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Preferred Shares, which Redemption Date shall not be less than five
          (5) days after the day on which the said request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the Preferred Shares which the registered holder desires to have the Corporation redeem, together with the said written request, the Corporation shall on, or at its option, before, the Redemption Date redeem such Preferred Shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the Redemption Price in respect thereof. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said Preferred Shares shall be deemed to be redeemed on the date of payment of the Redemption Price and, from and after such date, such Preferred Shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of Preferred Shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem Preferred Shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such Preferred Shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such Preferred Shares to the extent that the moneys applied thereto shall be equal to such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys so allocated. If less than all the Preferred Shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

     (g) The Corporation may purchase for cancellation or otherwise at any time all, or from time to time any part, of the Preferred Shares outstanding, by private contract at any price, with the unanimous consent of the holders of the Preferred Shares then outstanding, or by invitation for tenders addressed to all the holders of the Preferred Shares at the lowest price at which, in the opinion of the directors, each such share is obtainable but in no case shall the price for each such preferred share exceed the Redemption Price thereof. If less than all the Preferred Shares represented by any certificate are purchased by the Corporation, a new certificate for the balance shall be issued.

     (h) For the purposes of the foregoing paragraphs II. (b), (c) and (d), the "Preferred Redemption Price" of each Preferred Share shall be an amount equal to the product of the fair market value of one (1) share of the common stock of Sun Microsystems, Inc. (a "Sun Share") at the time such Preferred Share is issued multiplied by the Share Exchange Ratio, as that term is defined in the acquisition agreement dated on or about June 19, 2001 by and among, inter alia, the Corporation, Sun Microsystems, Inc., 514713 N.B. Inc. and 3055855 Nova Scotia Company. For purposes of this paragraph II. (h), the fair market value of a Sun Share shall be the average closing sale price of one such Sun Share as reported on the NASDAQ National Market for the ten (10) consecutive days ending on the day that is immediately before the date on which such Preferred Share is issued to the holder thereof.

     (i) In the event that only part of the amount of the consideration received by the Corporation for any Preferred Share issued by the Corporation is added to the stated capital account of the Preferred Shares, such Preferred Share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such Preferred Shares), including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

     (j) No change to any of the provisions of paragraphs II. (a) to (i) or of this paragraph (j) shall have any force or effect until it has been approved by a majority of not less than two-thirds () of the votes cast by the holders of the Preferred Shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the Preferred Shares, in addition to any other approval required by the Business Corporations Act (Ontario).